UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 21, 2015 (August 18, 2015)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 18, 2015, Quality Distribution, LLC, a Delaware limited liability company (“QD LLC”), and QD Capital Corporation, a Delaware corporation (“QD Capital”), each wholly owned subsidiaries of Quality Distribution, Inc., deposited with the Trustee (as defined herein) an amount equal to the outstanding principal amount of their 9.875% Second-Priority Senior Secured Notes due 2018 (the “Notes”), at a redemption price equal to 102.469%, together with accrued and unpaid interest, if any, up to November 1, 2015 (such payment, the “Redemption Payment”). The Notes were issued pursuant to that certain Indenture, dated November 3, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among QD LLC, QD Capital, the Subsidiary Guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (in such capacity, the “Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”). Upon the receipt of the Redemption Payment on August 18, 2015, (i) the Trustee acknowledged the satisfaction and discharge of the Indenture (except with respect to certain customary provisions of the Indenture that by their terms survive the satisfaction and discharge of the Indenture) whereby any remaining restrictive covenants and events of default in the Indenture cease to have effect and (ii) the Collateral Agent released all liens securing the Notes under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Dated: August 21, 2015	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Executive Vice President and Chief Financial Officer